SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

BLUE STAR ENTERTAINMENT TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands

(Jurisdiction of Incorporation or Organization)

              Plaza Neptuno, Planta Baja, Suite 351, Ave. Ricardo J. Alfaro, El Dorado, Panama City Panama

Address of Principal Executive Offices

Registrant's telephone number, including area code: +507-836-6917

Securities to be Registered Pursuant to Section 12(b) of the Act: None

               Title of Each Class                                                Name of Each Exchange on Which Registered

                           None                                                                                                None

Securities To Be Registered Pursuant to Section 12(g) of the Act: Common Stock, no par value

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

                    Large accelerated filer  ___                                                                                          Accelerated filer __

                    Non-accelerated filer__  Smaller reporting company X

______________________________________________________________________________________________________________________

Item 1.  Business

Background

                Blue Star Entertainment Technologies, Inc., originally incorporated as Solarte Hotel Corporation (“Blue Star”) was organized in May 2008 to purchase real estate in the archipelago of Bocas Del Toro, Panama and to develop a luxury eco-lodge hotel on the property. We registered shares of common stock on Form F-1 in December 2008 to fund this project, but due to the state of the capital markets at the end of 2008 and in 2009 the offering was unsuccessful. In the year ended June 30, 2009 the Company  abandoned this business plan and embarked on a new plan to market incorporation services, including US jurisdictions, Panama and other offshore jurisdictions, as a form of estate planning or asset protection for its clients. We do not market our services for the avoidance of any taxes.

               In December 2011 the name of the Company was changed to Blue Star Entertainment Technologies, Inc., in connection with an acquisition proposed by the Company's management at the time. However, the acquisition never took place, and we plan to change the name of the Company back to Solarte Hotel Corporation or to a name congruent with our current business.

Our Business

               We are engaged in marketing incorporation services for incorporation for US jurisdictions such as Nevada, Wyoming, South Dakota and Delaware, and others, and offshore jurisdictions such as Panama. We engage duly licensed legal professionals or trust companies in the appropriate jurisdictions to perform the required legal services. We market our services primarily by referral. Initially,  we maintained a website,  www.panamacorporationservices.com, for marketing, but did not find that it was productive, and the website has been closed. As of June 2012, we have a limited number of clients, primarily consisting of financial advisors to wealthy or upper middle class individuals.

               As uncertainty about the US and world economy continues, many persons are concerned about wealth management and asset protection. Other individuals are interested in conducting their business in corporate form due to the flexibility and privacy that the corporate form of business can provide.  We charge a flat fee for our services. Our fee ranges from $1,000 to $2,500 depending on the jurisdiction and the local filing and legal fees.  We do not market our services to encourage tax evasion and take all steps to ensure that laws are complied with.

               There are innumerable companies engaged in marketing incorporation services. Most of these companies are internet based, and the rise of the internet has led to the rise of this industry.  The industry is characterized by low barriers to entry and most companies in the industry compete on the basis of price. We believe we can be competitive on price while, especially with respect to offshore incorporations, offering a higher level of service.  Long term, we hope to grow by forming relationships with financial advisors rather than with internet marketing. We believe this approach, while slower than marketing through the internet, will result in more steady growth.

               Our business is not subject to any unique governmental regulations, although our service providers in offshore jurisdictions are usually required by law to be either lawyers or licensed trust companies.  Our management has limited experience with incorporation services, but has some marketing experience.  We have two employees, neither of which is full time at the present.

               We have no backlog. Our business is not seasonal.

Plan of Operations

               For the remainder of the fiscal year ended June 30, 2012, and the fiscal year ended June 30, 2013 we do not plan to engage in any research and development activities, to make any material acquisition of plant or equipment, or to materially increase our number of employees.

                                                                                                                               2

Item 1A.              Risk Factors

               This item is not applicable because the Company is a smaller reporting company.

Item 2. Financial Information

               The following discussion may include forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of the risks, which the Company cannot foresee.  Such risks include, but are not limited to an economic turndown, changes in government policies, financial difficulty with or loss of a major customer or interruption in supplies.

Year ended June 30, 2011 compared to year ended June 30, 2010, and nine months ended March 31, 2012 compared to March 31, 2011

               Our general administrative expenses decreased in fiscal 2011 compared to 2010 as a result of reduced compensation paid to our principal officer. This officer ceased receiving cash compensation in May 2012, and is expected to defer any compensation until the Company is able to show consistent profitability. There is no assurance that profitability will occur in the near or long term.

               We started obtaining revenues in the nine months ended March 31, 2012; revenues were $12,600 during this period. Our gross margin during that period was about 66%. We issued 12,000,000 shares, valued at $1,200,  for marketing, administrative and web design services in the nine months ended March 31,  2012. This accounted for a part of the significant increase in expense for this interim period compared to the nine months ended March 31, 2011. We project that commencing in fiscal 2013, cash and share-based compensation will be minimal.

               The remaining increases in expenses in the nine months ended March 31, 2012 compared to the 2011 interim period primarily related to increased professional fees related to preparation and filing of reports with the SEC.

Analysis of Financial Position, Liquidity and Capital Resources

               Our cash needs during 2010, 2011 and 2012 to date have historically been funded by loans from the same member of management.  Loans consist of cash advances, which have not been documented by any loan agreement or promissory notes. The amounts advanced do not bear interest and there is no agreement as to repayment.

               We have engaged in cost cutting efforts commencing in May 2012, and have eliminated executive compensation for the present.  In Panama City we have been renting a small office access for $500 per year. We think this space is sufficient for the present.   Our accounts payable-related party as of June 30, 2011 were $53,252; these amounts were converted into shares at $.0001 per share in May, 2012.  As of March 31, 2012, we had a small amount of cash on hand, $3,413, and we had negative stockholders' equity (deficit) of ($21,997). Liabilities include accounts payable to our management of $26,402; we expect that payment of this amount will be deferred until we have available cash from operations. We have no significant need for cash for the coming 2013 fiscal year.

Off Balance Sheet Arrangements and Contractual Obligations.

               The Company has no off balance sheet arrangements and no contractual obligations.

Quantitative and Qualitative Information about Market Risk.

               We do not invest in any market risk sensitive instruments.

Inflation

               The Company is not subject at this time to the effects of inflation.

                                                                                                                                        3

Item 3. Properties

               We use a limited amount of executive office space in Panama for $500 per year; this includes telephone and mail forwarding services.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

                        The following table sets forth information relating to the beneficial ownership of Company common stock as of the date of this Report by (i) each person known by Blue Star to be the beneficial owner of more than 5% of the outstanding shares of common stock and (ii) each of Blue Star's directors and executive officers. Unless otherwise noted below, Blue Star believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities.  Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised. The address of each unless noted is care of the Company. We had 560,020,000 shares of common stock outstanding as of June 5, 2012.

                                                                                                                                   Number of

                                                                                                                                    Common Shares   Percent

   Name                      Office                                                                                      Owned(1)             Owned

Karen E. Campo    Director, President and Chief Financial Officer            547,520,000(2)                 97.8%

All officers and directors

  as a group (1 persons)                                                                                        547,520,000                 97.8%

(1)            Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment, and dispositive power.

(2)            Includes 547,520,000 shares held of record by Esthetics World, a personal holding company controlled by Karen E. Campo. Esthetics World is the director and officer.

ITEM 5.               Directors and Executive Officers

Directors and Executive Officers

                Karen E. Campo, 28, has been the President and Chief Financial Officer and Director of Esthetics World since inception in May 2008, except for  October 2011 to May 2012. Under BVI law, a corporation can serve as an officer and director. Esthetics World is the director, President and Chief Financial Officer of Hotel Solarte since inception. Esthetics World has no business and is a personal holding company of Ms. Campo.  It is newly organized and has no operating history.  Ms. Campo is a student and special events model. She speaks fluent Spanish. Her business address is 3rd Street, Bocas del Toro, Isla Colon, Panama. Ms. Campo will be the one individual responsible for all management duties. She founded the Company and her experience is in marketing.

                Ms. Campo’s compensation is approximately $1500 per month plus expenses. There are no option or other compensation plans. She is not currently compensated for her service as a director. She can be considered to be a "promoter" of Blue Star.

                                                                                                                                            4

Item 6. Executive Compensation

The following table reflects all compensation paid to the executive officers of the corporation during the indicated fiscal year. There were no benefit plans outstanding during such years. The executive officer was also the sole director, and determined the compensation for the same.

Executive

Officers                               Fiscal Year          Cash Compensation                         Other Compensation

Karen E. Campo                2011                      $             19,255                                                0

President of                        2010                                    26,605                                                0

Esthetics World                 2009                                    15,180                                                0

CEO & CFO

Committees and Attendance of the Board of Directors Meetings

               During the years ended June 30, 2011 and 2010, the Board of Directors held no formal meetings.  There are no Board committees. There is only one director due to the small level of revenues.  All executive  officers and their compensation are determined by the sole director and not by any compensation committed.

 Share Ownership

               Share ownership of directors and officers is set forth in Item 4.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

               The principal shareholder, Esthetics World, has advanced $53,252 as of June 30, 2011 and $24,025 in the year ended June 30, 2010.  A law firm affiliated with the Company Secretary, Jehu Hand, advanced $2,099 in the year ended June 30, 2011 for filing fees paid with respect to the incorporation business. These amounts are non interest bearing and due on demand. In May, 2012, the Corporation issued 532,250,000 restricted shares of common stock to Esthetics World in cancellation of the $53,252 in related party payables outstanding at June 30, 2011.

Director Independence

               Currently, the Company does not have any independent directors. Since the Company’s Common Stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.

               Under NASDAQ Listing Rule 5605(a)(2), an "independent director" is a "person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director."

               We do not currently have a separately designated audit, nominating or compensation committee.  However, we do intend to comply with the independent director and committee composition requirements in the future.

Item 8. Legal Proceedings

Not Applicable.

                                                                                                           5

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

               The common stock has traded on the OTC Bulletin Board under the symbol SOLHF since July 27, 2011. Trading has been sporadic.  There is no established public trading market for the common stock.  The common stock is not listed or traded on any foreign market. As of June 5, 2012, there were 70 record holders of common stock. We have paid no dividends and do not expect to pay any dividends for the foreseeable future, retaining cash for our operations.

                Equity Compensation Plan Information as of June 30, 2011

                                                                                                                                       Number of Securities

                                                                                                                                       remaining available

                                                            (a)                                        (b)                         for future issuance

                                             Number of Securities        Weighted Average            under equity

                                             To be issued upon             exercise price of              compensation plans

                                             exercise of   existing       outstanding options,         (excluding securities

                                             Options, warrants                warrants and                      reflected in

Plan Category                    and rights                            rights                                   column (a)

Equity compensation                                      -                             -                                            -

approved by

Security holders

Equity compensation                                      -                              -                                           -

Plans not approved

By Security holders

Total                                                                  -                             -                                            -

Item 10. Recent Sales of Unregistered Securities.

               In May, 2012, the Corporation issued 532,520,000 restricted shares of common stock to Esthetics World in cancellation of $53,252 in related party payables outstanding at June 30, 2011, or a price of $.0001 per share.

               On October 25, 2011, the Company issued 12,000,000 shares to four persons. The share issuance was valued at $.0001 per share, or a total of $1,200. The shares were issued for services to these individuals for services as company secretary, web design and marketing the Company's incorporation services. No underwriter was involved in this issuances, and the offerings were exempt either under Regulation S as offers and sales made solely outside the United States, or under Section 4(2) as not involving any public offering or solicitation.

Item 11. Description of Registrant's Securities to be Registered.

Common Stock

               Blue Star’s Memorandum of Association authorizes the issuance of an unlimited number of shares of common stock, no par value per share, of which 560,020,000 shares were outstanding as of June 5, 2012. Blue Star was incorporated on May 28, 2008 under the Business Companies Act, 2004 of the territory of the British Virgin Islands.

               Each of the common shares entitles the holder to one vote at any annual or special meeting of shareholders.  Directors stand for re-election annually.  Common shareholders do not have cumulative voting. Common shareholders are entitled to dividends as may be declared by the directors from time to time but no dividend shall be declared and paid out except if surplus and unless the directors determine that immediately after the payment of the dividend,    (a)    Blue Star will be able to satisfy its liabilities as they become due in the ordinary course of business; and  (b)  the realizable value of the assets of Blue Star will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital.  All dividends unclaimed for three years after having been declared may be forfeited by the directors for the benefit of Blue Star. In order to change the rights of holders of a class of Blue Star’s stock, a vote of at least 50% of the issued and outstanding shares of that class is required.   In the event of Blue Star’s liquidation, dissolution or winding up or other distribution of Blue Star’s assets, the holders of common shares will be entitled to receive, on a pro rata

                                                                                                                                                          6

 basis, all of the assets remaining after Blue Star’s liabilities have been paid out.  There are no redemption or sinking fund provisions with respect to Blue Star’s common shares.  Common shareholders have no liability as to further capital calls by Blue Star.  There are no provisions discriminating against any existing or prospective holder of Blue Star’s common shares as a result of such shareholder owning a substantial number of Blue Star’s common shares.  Holders of Blue Star’s common shares do not have pre-emptive rights. Common Shares may be issued in one or more series as the directors may determine by resolution. There are no limitations on the rights of non-resident or foreign shareholders to hold or exercise voting rights on the securities of Blue Star which would be imposed by foreign law or by the charter or other constituent document of Blue Star.   There are no provisions in Blue Star’s articles, charter or bylaws that would have the effect of delaying, deferring or preventing a change of control of Blue Star and which would operate only with respect to a merger, acquisition or corporate restructuring of Blue Star.

Preferred Stock

               Blue Star Hotel’s Memorandum of Association authorizes the issuance of an unlimited number of shares of preferred stock, no par value per share, of which no shares have ever been outstanding. Preferred stock may be issued in one or more series as the directors may determine by resolution.

 Options and warrants

 Blue Star has no stock options or warrants outstanding.

Transfer Agent

               The transfer agent is OTC Stock Transfer, Salt Lake City, Utah.

Item 12. Indemnification.

               Section 14 of the Articles of Association provides that Blue Star shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who: (a)  is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or  (b)  is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise. This indemnity  only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.  A director acts in the best interest of the Company if he acts in the best interests of  the Company’s holding company. The controlling shareholder, Esthetics World, is not deemed to be Blue Star's holding company.

               The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of Blue Star and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.  The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

                Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by Blue Star in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by Blue Star.

                                                                                                                                             7

               The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

               At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Blue Star where indemnification will be required or permitted.  Blue Star is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Blue Star pursuant to the foregoing provisions, or otherwise, Blue Star has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by Blue Star of expenses incurred or paid by a director, officer or controlling person of Blue Star in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Blue Star will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 13. Financial Statements and Supplementary Data.

See Item 15.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

               On December 22, 2009, we dismissed The Blackwing Group, LLC as our independent registered public accounting firm. This dismissal was the result of that firm being deregistered from the PCAOB on that date. This dismissal was approved by the Board of Directors. The Blackwing Group, LLC's reports on our financial statements for the year ended June 30, 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles other than with respect to our ability to continue as a going concern.

               In connection with the audit and review of our financial statements through December 22, 2009, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with The Blackwing Group, LLC's  opinion to the subject matter of the disagreement.

               In connection with our audited financial statements for the year ended June 30, 2008 and interim unaudited financial statement through December 22, 2009, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

               On February 8, 2010 the Board appointed Child, Van Wagoner & Bradshaw, PLLC as our new independent registered public accounting firm. The decision to engage Child, Van Wagoner & Bradshaw was approved by our Board of Directors.

                                                                                                                                              8

Item 15. Financial Statements and  Exhibits.

(a) Financial Statements	Page
Report of Independent Auditors	11
Balance Sheets as of March 31, 2012 (unaudited). June 30, 2011 and 20109	12
Statements of Operations for the Nine Months Ended March 31, 2012 and 2011 (unaudited), the Years Ended June 30, 2011 and 2010 and the unaudited period inception to March 31, 2012	13
Statements of Stockholders' Equity (deficit) for the period inception (May 28, 2008) to March 31, 2012	14
Statements of Cash Flows for the for the Nine Months Ended March 31, 2012 and 2011 (unaudited), the Years Ended June 30, 2011 and 2010 and the unaudited period inception to March 31, 2012	15
Notes to Financial Statements	16-23

(b)          Exhibits

Exhibit

Number             Description

3.             Certificate of Incorporation and Bylaws

                3.1.          Memorandum and Articles of Association (1)

                3.2            Resolution amending Memorandum (4)

10.           Material Contracts

                10.1 Purchase Contract for Isla Solarte property, as revised.(3)

21.           Subsidiaries of the  issuer‑none.

                All other Exhibits called for are not applicable to this filing.

(1)             Filed with original filing of the Company's Registration Statement on Form F-1, file number 333-152294

(2)             Filed with Amendment 2 to the Registration Statement.

(3)             Filed with Amendment 5 to the Registration Statement

(4)             Filed herewith.

                                                                                                                                                  9

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this annual report to be signed on its behalf by the undersigned, thereunto duly authorized, on June 13, 2012.

                                                                           BLUE STAR ENTERTAINMENT TECHNOLOGIES, INC.

                                                                                       By:    /s/ Karen E. Campo

          Karen E. Campo,

          President of Esthetics World, President

                                                                                                                     10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Officers and Directors

Blue Star Entertainment Technologies, Inc.

We have audited the accompanying balance sheets of Blue Star Entertainment Technologies, Inc. (formerly Solarte Hotel Corporation)  as of June 30, 2011 and 2010, and the related statements of operations, changes in stockholders' equity (deficit), and  cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the  financial statements referred to above present fairly, in all material respects, the financial position of Blue Star Entertainment Technologies, Inc.  as of June 30, 2011 and 2010, and the results of its operations, and its cash flows for the years then ended,  in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has recurring losses and has not generated revenues from its planned principal operations. These factors raise substantial doubt that the Company will be able to continue as a going concern.   The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC

Certified Public Accountants

Salt Lake City, Utah

January 17, 2012

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BLUE STAR ENTERTAINMENT TECHNOLOGIES, INC.

(Formerly Solarte Hotel Corporation)

(A Development Stage Company)

BALANCE SHEETS

                                                                                     ASSETS

                                                                                           March 31               June 30,           June 30,

                                                                                               2012                      2011                2010

                                                                                         (unaudited)

Current Assets

        Cash and Cash Equivalents                    $              3,413     $                  --       $             --

        Accounts receivable                              $              6,200     $                  --       $             --

        Total Current Assets                              $              9,613     $                  --       $             --

        Total Assets                                            $              9,613     $                  --       $             --

                                           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities

        Accrued Expenses                                  $              1,490     $               955       $           --

        Accounts Payable                                                   3,718                         --

        Related Party Payable                                          26,402                 53,252             27,128

        Total Current Liabilities                        $            31,610     $          54,207       $    27,128

Stockholders’ Equity (Note 2)

Common stock, no par value; unlimited

        number of shares authorized; 560,020,000,

        15,500,000 and 15,500,000 shares issued

        and outstanding                                                    84,452                 30,000            30,000

Additional paid in Capital                                             5,000                         --                    --

Retained Earnings (Accumulated Deficit)             (111,449)              (84,207)           (57,128)

        Total Stockholders' Equity (Deficit)                (21,997)              (54,207)           (27,128)

Total Liabilities and Stockholders' Equity

         (Deficit)                                              $              9,613     $                  --       $             --

See footnotes to financial statements

BLUE STAR ENTERTAINMENT TECHNOLOGIES, INC.

(Formerly Solarte Hotel Corporation)

(A Development Stage Company)

STATEMENTS OF OPERATIONS

                                                                                                                                                                                                                                                                            INCEPTION

                                                                                                    NINE MONTHS                 NINE MONTHS                                                                                       (May 28, 2008)

                                                                                                           ENDED                                ENDED                          YEAR ENDED         YEAR ENDED                    TO

                                                                                                    March 31, 2012                  March 31, 2011                  JUNE 30, 2011         JUNE 30, 2010          MARCH 31, 2012

                                                                                                        (Unaudited)

Revenues                                                                            $                           12,600     $                                     --     $                               --     $                         --     $     12,600

Cost of        Sales                                                                                               4,283                                            --                                       --                               --              4,283

                     Gross Profit                                                                                   8,317                                            --                                       --                                --               8,317

                   General and Administrative

                   Expenses                                                                                        35,559                                  16,725                             27,079                          30,085           114,851

                   Total Expenses                                                                              35,559                                  16,725                             27,079                          30,085          114,851

                   Net Operating Loss                                                                    (27,242)                               (16,725)                          (27,079)                        (30,085)        (106,534)

                    Other Income (Loss)-

                Discontinued operations                                                              --                                         --                                      --                                  --             (4,915)

                     Net Income (Loss)                                            $                        (27,242)     $                      (16,725)     $                   (27,079)     $                  (30,085)     $ (111,449)

                     Per Share Information:

                      Weighted average shares outstanding                           328,351,491                          15,500,000                     15,500,000                     15,500,000

                      Net Income (Loss) per share

                                                                                                 $                               (.00)     $                          (.001)     $                       (.002)     $                       (.002)

See footnotes to financial statements

BLUE STAR ENTERTAINMENT TECHNOLOGIES, INC.

(Formerly Solarte Hotel Corporation) (A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION

ON MAY 28, 2008 TO MARCH 31, 2012 (Unaudited)

(Expressed in US Dollars)

                                                                                                                                                                                                                                                                                        Total

                                                                                                                                                Number of                Common                 Additional                                        Stockholders'

                                                                                                                                                 Common                     Share                       Paid-In                      Deficit                 Equity

Ca                   Capital Stock Issued                                                                                       Shares                      Amount                 Capital               Accumulated            (Deficit)

                        Balance May 28, 2008                                                                                                 --                                --                                --                                --                    --

                        Common stock issued for

                           cash of $10,000 on inception                                                                     15,000,000     $               10,000                                --                                --     $   10,000

                         Common stock issued for

                            cash of $20,000 May 31, 2008                                                                        500,000                      20,000                                --                                --          20,000

                         Net Loss for the period from

                           May 28, 2008 to June 30, 2008                                                                                    --                                --                                --                      (6,100)          (6,100)

                         Balance as of June 30, 2008                                                                           15,500,000                      20,000                                --                      (6,100)          23,900

                        Net loss for the year ended

                          June 30, 2009                                                                                                                   --                                --                                --                    (20,943)        (20,943)

                        Balance as of June 30, 2009                                                                            15,500,000                      30,000                                --                    (27,043)             2,957

                        Net loss for the year ended

                           June 30, 2010                                                                                                                 --                                --                                --                    (30,085)        (30,085)

B                        Balance as of June 30, 2010                                                                         15,500,000                      30,000                                --                    (57,128)        (27,128)

                        Net loss for the year ended

                          June 30, 2011                                                                                                                    --                                --                                --                   (27,079)        (27,079)

                        Balance as of June 30, 2011                                                                             15,500,000                      30,000                                --                    (84,207)        (54,207)

                        Issuance of shares for services on October 25, 2011 (unaudited)           12,000,000                         1,200                              --                                --             1,200

                        Issuance of shares on conversion of payables  on

                          October 25, 2011 (unaudited)                                         532,520,000                      53,252                                --                               --          53,252

                        Contribution to capital on January 15, 2012                                                                    --                                --                         5,000                             --             5,000

                         Net loss for the nine months ended

                            March 31, 2012 (unaudited)                                                                                             --                                --                                --                 (27,242)        (27,242)

                         Balance as of March 31, 2012 (unaudited)                                                      560,020,000     $              84,452      $                  5,000     $         (111,449)    $   (21,997)

See footnotes to financial statements

BLUE STAR ENTERTAINMENT TECHNOLOGIES, INC.

(Formerly Solarte Hotel Corporation)

(A Development Stage Company)

STATEMENT OF CASH FLOWS

                                                                                                                      NINE MONTHS                 NINE MONTHS                                                                                                         INCEPTION

                                                                                                                          ENDED                                 ENDED                          YEAR ENDED                    YEAR ENDED             (5/28/08) TO

                                                                                                                   MARCH 31, 2012             MARCH 31, 2011                JUNE 30, 2011                   JUNE 30, 2010             MARCH 31, 2012

                                                                                                                         (Unaudited)                         (Unaudited)                                                                                                               (Unaudited)

                        CASH FLOWS FROM OPERATING ACTIVITIES:

                        Net income (loss)                                                    $                  (27,242)     $                        (16,725)     $                         (27,079)                               (30,085)     $       (111,449)

                       Adjustments to reconcile net income

                         (loss) to net cash

                         used by operating activities:

                       Increase (decrease) in Accounts Payable                                    3,718                                            --                                           --                                          --                   3,718

                       Increase (decrease) in Accrued Expenses                                      535                                            --                                       955                                            --                   1,490

                       Increase (decrease) in Related Party Payable                        (26,850)                                     16,725                                  26,124                                  21,928                   26,402

                      (Increase) decrease in accounts receivable                               (6,200)                                            --                                            --                                            --                (6,200)

                       Net cash provided (used) by Operating Activities                (56,039)                                            --                                            --                                  (8,157)              (86,039)

                        CASH FLOWS FROM INVESTING ACTIVITES:

                       Net cash used by investing activities                                                 --                                            --                                            --                                            --                          --

               cASH FLOWS FROM FINANCING ACTIVITIES:

                       Contribution to capital                                                                    5,000                                            --                                            --                                            --                   5,000

                       Issuance of shares in cancellation of debt                                53,252                                            --                                            --                                            --                 53,252

                       Issuance of shares for services                                                     1,200                                            --                                            --                                            --                   1,200

                       Sale of common stock                                                                            --                                            --                                            --                                            --                30,000

                       Net cash Provided by financing activities                                 59,452                                            --                                            --                                            --                  89,452

                        Net Increase (Decrease) in cash                                                    3,413                                            --                                            --                                  (8,157)                  3,413

                       Cash, at beginning of period                                                                --                                            --                                            --                                    8,157                          --

                       Cash, at end of period                                        $                             3,413     $                                     --     $                                    --     $                                    --       $           3,413

See footnotes to financial statements

BLUE STAR ENTERTAINMENT TECHNOLOGIES, INC.

(Formerly Solarte Hotel Corporation)

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Bluestar Entertainment Technologies, Inc. (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.

Organization, Nature of Business and Trade Name

Bluestar Entertainment Technologies, Inc. (the “Company”) was organized under the Business Companies Act of 2004 of the British Virgin Islands on May 28, 2008. The Company had contracted to purchase real estate in Panama on which it intends to develop a hotel.  This business was abandoned and is accounted for as discontinued operations. During the year ended June 30, 2011, the Company offered incorporation services in Panama and other offshore jurisdictions.  The Company did not realize significant revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities”, formerly known as SFAS 7, “Accounting and Reporting by Development Stage Enterprises.” The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. In December 2011, the Company changed its name from Solarte Hotel Corporation to Bluestar Entertainment Technologies, Inc.

Basis of Presentation

The accompanying financial statements have been prepared  in conformity with accounting principles generally accepted in the United States of America ("US GAAP").

Interim Financial Statements - The accompanying financial statements as of and for the periods ended March 31, 2012 and 2011  have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the consolidated financial position, results and operations, changes in stockholders' deficiency and cash flows at March 31,  2012 and 2011 and for all periods presented herein, have been made. The results of operations for the periods ended March 31, 2012 and 2011 are not necessarily indicative of the operating results for the full years. The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The results for the period ended March 31, 2012 are not necessarily indicative of the results of operations for the full year.

Fiscal Year-The Company’s fiscal year-end is June 30.

Cash and Cash Equivalents-The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Advertising Costs- Advertising costs are charged to operations when incurred.  The Company has not yet incurred any advertising costs.

                                                                                                                                                 16

BLUE STAR ENTERTAINMENT TECHNOLOGIES, INC.

(Formerly Solarte Hotel Corporation)

 [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Organization Costs - Organization costs, which reflect amounts expended as of June 30, 2008, were expensed as incurred. There were no organization costs incurred in 2011 or 2010.

Revenue Recognition - The Company recognizes sales in accordance with the United States Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition”. The Company recognizes revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured. Revenue is not recognized until title and risk of loss is transferred to the customer, which generally occurs upon delivery of goods, and objective evidence exists that customer acceptance provisions have been met.

Accounting Estimates- The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period.  The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.  Actual results could differ from those estimated.

Offering Costs–Costs of issuing stock are deducted from the proceeds of the issue. For the periods ended  March 31, 2012, June 30, 2011 and 2010, there were no offering costs.

Land– Acquisition costs for the property are capitalized as incurred.  If the property acquisition does not close, they will be expensed.

Accounts Receivable- Accounts receivable are presented net of doubtful accounts.  As of the periods presented there were no accounts receivable.

Deposits- Deposits consist of customer deposits for incorporation fees which have not been applied. As of March 31, 2012, June 30, 2011 and 2010  there were no deposits.

Discontinued Operations- Discontinued Operations include the write off of acquisition costs related to the proposed hotel project which was abandoned when the Company was unable to fund the purchase price.

Income tax- We are not subject to income taxes in the U.S.  Significant judgment is required in evaluating our uncertain tax positions and determining our provision for income taxes. In accordance with FASB ASC Topic 740, “Income Taxes,” we provide for the recognition of deferred tax assets if realization of such assets is more likely than not. See Note 4.

Non-Cash Equity Transactions- Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

BLUE STAR ENTERTAINMENT TECHNOLOGIES, INC.

(Formerly Solarte Hotel Corporation)

 [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Fair Value Measurements - Effective beginning second quarter 2010, the FASB ASC Topic 825, Financial Instruments, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.  For the Company, this statement applies to certain investments and long-term debt.  Also, the FASB ASC Topic 820, Fair Value Measurements and Disclosures , clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt.  The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  These inputs are summarized in the three broad levels listed below.

•                  Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

•                  Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc…).

•                  Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825 did not have a material impact on the company’s consolidated financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company’s had no financial assets and/or liabilities carried at fair value on a recurring basis at June  30, 2010 or 2009.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the market and may require management judgment. As of March 31, 2012, June 30, 2011 and 2010, the Company had no assets other than  cash and accounts receivable.

                                                                                                                                                  18

BLUE STAR ENTERTAINMENT TECHNOLOGIES, INC.

(Formerly Solarte Hotel Corporation)

 [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Basic and diluted earnings per share

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding.  Diluted Earnings per share is based on the weighted-average number of shares of common stock outstanding adjusted for the effects of common stock that may be issued as a result of the following types of potentially dilutive instruments:

•              Warrants,

•              Employee stock options, and

•              Other equity awards, which include long-term incentive awards.

The FASB ASC Topic 260, Earnings Per Share, requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

Diluted earnings per share is based on the assumption that all dilutive options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Basic and diluted earnings per share are the same as there was no dilutive effect of any stock options for the years ended June  30, 2010 and 2009.

Concentrations, Risks, and Uncertainties- The Company did not have a concentration of business with suppliers or customers constituting greater than 10% of the Company’s gross sales during 2010 and 2009.

NOTE 2  -  RECENTLY ENACTED ACCOUNTING STANDARDS

In January 2010, the FASB issued Accounting Standards Update (ASU) 2010-6, “Improving Disclosures about Fair Value Measurements.” This update requires additional disclosure within the roll forward of activity for assets and liabilities measured at fair value on a recurring basis, including transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy and the separate presentation of purchases, sales, issuances and settlements of assets and liabilities within Level 3 of the fair value hierarchy. In addition, the update requires enhanced disclosures of the valuation techniques and inputs used in the fair value measurements within Levels 2 and 3.

The new disclosure requirements are effective for interim and annual periods beginning after December 15, 2009, except for the disclosure of purchases, sales, issuances and settlements of Level 3 measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010. As ASU 2010-6 only requires enhanced disclosures, the company does not expect that the adoption of this update will have a material effect on its financial statements.

Subsequent Events  - In May 2010, the FASB issued accounting guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC Topic 855 is effective for interim or fiscal periods ending after June 15, 2010. Accordingly, the Company adopted the provisions of FASB ASC Topic 855 on July 9, 2010. The Company has evaluated subsequent events for the

                                                                                                                                                 19

BLUE STAR ENTERTAINMENT TECHNOLOGIES, INC.

(Formerly Solarte Hotel Corporation)

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 2  -  RECENTLY ENACTED ACCOUNTING STANDARDS - continued

period from July 1, 2011 to the date of these financial statements, through June 13, 2012, which represents the date these financial statements are being filed with the Commission. Pursuant to the requirements of FASB ASC Topic 855, there are no subsequent events to be disclosed.

Stock Based Compensation- For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “Equity” and FASB ASC Topic 718, “Compensation — Stock Compensation,” we perform an analysis of current market data and historical company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, we use these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the future results. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on our financial statements in the future. The Company has not issued any stock based compensation through June 30, 2011, but did so in the quarter ended December 31, 2011.

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”.  ASU No. 2011-4 does not require additional fair value measurements and is not intended to establish valuation standards or affect valuation practices outside of financial reporting.  The ASU is effective for interim and annual periods beginning after December 15, 2011. The Company adopted ASU No. 2011-04 effective January 1, 2012 and it did not affect the Company’s results of operations, financial condition or liquidity.

In June 2011, the FASB issued ASU No. 2011-05, “Presentation of Comprehensive Income”.  The ASU eliminates the option to present the components of other comprehensive income as part of the statement of changes in shareholders’ equity, and instead requires consecutive presentation of the statement of net income and other comprehensive income either in a continuous statement of comprehensive income or in two separate but consecutive statements.  ASU No. 2011-5 is effective for interim and annual periods beginning after December 15, 2011.  The Company adopted ASU 2011-05 effective January 1, 2012 and it did not affect the Company’s results of operations, financial condition or liquidity.

In December 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities.” This ASU requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. ASU No. 2011-11 will be applied retrospectively and is effective for annual and interim reporting periods beginning on or after January 1, 2013.  The Company does not expect adoption of this standard to have a material impact on its consolidated results of operations, financial condition, or liquidity.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the Securities Exchange Commission (the "SEC") did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

                                                                                                                                                20

BLUE STAR ENTERTAINMENT TECHNOLOGIES, INC.

(Formerly Solarte Hotel Corporation)

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTSNOTE 3  - CAPITAL STOCK

Common Stock- The Company has authorized an unlimited number of shares of no par value common stock and preferred stock.  In May 2008, in connection with its organization, the Company issued 3,000,000 shares of their previously authorized but unissued common stock to one person for $10,000 cash. An additional 100,000 shares were issued to one purchaser for $20,000 on June 30, 2008.

               On June 12, 2011, our board of directors approved a 5-for-1 forward split of our common shares. As a result of the forward split, total outstanding common shares were increased from 3,100,000 to 15,500,000 shares. Each holder of one common share received an additional certificate for four shares. All references to common shares in the financial statements and accompanying notes to the financial statements have been retroactively restated to reflect the changes in capital structure resulting from the forward split.

               On October 25, 2011, the Board of Directors authorized the issuance of 12,000,000 shares of common stock for services, including 3,000,000 shares to our corporate secretary.  The shares were valued at $.0001 per share, or a total of $1,200. The services included 3,000,000 shares as compensation for acting as such corporate secretary, 3,000,000 shares for web design, and the remainder for marketing assistance.

               In October, 2011, the Company issued 532,520,000 shares at $.0001 per share in cancellation of the $53,252 in related party payables outstanding as of June 30, 2011.

NOTE 4 -  RELATED PARTY TRANSACTIONS

The related party payable balance of $53,252 consists of amounts owing for executive compensation and loans as follows:

               $27,128                               Owed to an officer/shareholder as of June 30, 2010

               $19,225                               Board-approved compensation for an executive of the Company during the year ended June 30, 2011

               $ 6,899                                Cost of sales and audit fees paid on behalf of the Company by related parties during the year ended June 30, 2011.

The amounts are non-interest bearing and due on demand. No amounts have been repaid during the year ended June 30, 2011. During the nine months ended March 31, 2012, an additional $24,045 was paid by a related party for the executive's compensation and travel expenses and $2,377 paid for franchise tax fees by the related parties. In October, 2011, the Company issued 532,520,000 shares at $.0001 per share in cancellation of the $53,252 in related party payables outstanding as of June 30, 2011.

NOTE 5 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company was only recently formed and has not yet been successful in establishing profitable operations.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                                                                                                       21

BLUE STAR ENTERTAINMENT TECHNOLOGIES, INC.

(Formerly Solarte Hotel Corporation)

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 6 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:

                                                                          Nine Months            Nine Months

                                                                                Ended                        Ended               Year Ended          Year Ended

                                                                             March 31,                 March 31,               June 30,                June 30,

                                                                                 2012                          2011                      2011                      2010

Loss from operations available

   to common shareholders (numerator)  $          (27,242)        $          (16,725)        $      (27,079)    $         (30,085)

Weighted average number of common

   shares outstanding used in loss per share

   for the period (denominator)                      328,351,491               15,500,000            15,500,000           15,500,000

Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

                                                                                                                                                      22